Exhibit 32.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER

UNDER SECTION 906 OF THE SARBANES OXLEY ACT OF 2002,18 U.S.C. §1350

In connection with the annual report of Lithium Americas Corp. (the “Company”), as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Luke Colton, Chief Financial Officer of the Company, certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to his knowledge:

(1)
the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
(2)
the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Luke Colton
Luke Colton
Chief Financial Officer

Dated: March 19, 2026